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                                   EXHIBIT 21
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Exhibit (21):  Subsidiaries of MyWeb Inc.com


The details of our subsidiaries, none of which are listed on any stock exchange, are set out below:

NAME OF COMPANY                          DATE AND PLACE OF          PRINCIPAL BUSINESS           EQUITY HELD BY THE
                                           INCORPORATION                                              GROUP
--------------------------------------- ---------------------- ------------------------------- ---------------------
HELD BY MYWEB, INC.COM.
MyWeb America Inc.                        April 30, 1999 /     Handling investor relations            100%
                                          United States of
                                              America
MyWeb Network Systems (Beijing) Co       August 23, 1999 /     Design, development, and               100%
Ltd                                             PRC            production of set-top box;
                                                               operates MyWeb Services in China

TecnoChannel Technologies Sdn Bhd         April 5, 1997 /      Development, production and            100%
                                              Malaysia         marketing of internet
                                                               related products and services
MyWeb Asia Pte Ltd                        April 30, 1999 /     Trading of set-top boxes and           100%
                                             Singapore         other internet related products

Easy2Bid Pte Ltd (1)                      March 26, 1999/      Operates the online auction             95%
                                             Singapore         site www.easy2bid.com

HELD BY TECNOCHANNEL
Unioffice Sdn Bhd                        August 11, 1999 /     Internet trading of                     75%
                                              Malaysia         stationery and other related products

MyWeb E-Commerce Sdn Bhd                 January 30, 1999 /    Trading of consumer goods               80%
                                              Malaysia


-----------
Note:

(1)    Acquired in first quarter of 2000



The details of our associated company, which is not listed on any stock exchange, is summarized below:

NAME OF COMPANY                          DATE AND PLACE OF          PRINCIPAL BUSINESS         EQUITY HELD BY THE
                                           INCORPORATION                                              GROUP
--------------------------------------- ---------------------- ------------------------------- ---------------------
HELD BY MYWEB, INC.COM.
MyWeb Americas, Inc.                     September 23, 1999    Develop and offer television            26%
                                         / United States of    internet access in Central
                                              America          and South America; and
                                                               develop and offer
                                                               country-specific portals for
                                                               users accessing the internet
                                                               via television sets